L E A S E


            THIS INDENTURE OF LEASE (hereinafter called "Lease") dated the 2nd day of December 1996 by and between PITROCK REALTY CORP., with an address at 940 Third Avenue, New York, New York 10022 (hereinafter called "Landlord"), and ROOM PLUS, INC., a New York corporation with an address at 91 Michigan Avenue, Patterson, New Jersey (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1

                   DEMISED PREMISES - TITLE - TERM OF LEASE

            Section 1.01 - Demised Premises. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, Landlord does hereby lease and demise to the Tenant and the Tenant does hereby hire, lease and take from Landlord, for the term subject to and upon the covenants and conditions hereinafter set forth, the store premises ("Premises" or "Demised Premises") previously occupied by West Coast Video in a building located at 2019 East Lincoln Highway (a/k/a US
1), Langhorne, Pennsylvania ("Building").

            Section 1.02 - Title. At the commencement of the term of the Lease ("Term"), Landlord shall own the fee title to the Demised Premises, subject to restrictions and encumbrances of record, if any, zoning regulations affecting such Premises and any state of facts shown on an accurate survey or as a visual inspection of the Premises would disclose.

            Section 1.03 - Term of Lease. To have and to hold unto the Tenant, its successors and permitted assigns, for a term of five (5) years which shall commence on December 1, 1996 ("Commencement Date") and terminate on November 30, 2001. The aforesaid period shall be referred to as the "Term" or "Lease Term".

            Section 1.04 - Options to Extent. Tenant shall have the option to extend the term of the Lease for two five (5) year periods, in the following manner upon the following terms and conditions:

            (i) First Option. On or before March 31, 2001, Tenant shall notify Landlord in writing by certified mail, return receipt requested, and by regular mail ("Notice"), of tenant's intention to extend the Term of the Lease for an additional five (5) year period. In the event the option is exercised,
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                  the Term shall expire on November 30, 2006. Time shall be of the essence in the exercise of the option.

            (ii) Second Option. On or before March 31, 2006, Tenant shall notify Landlord in writing by certified mail, return receipt requested, and by regular mail ("Notice"), of Tenant's intention to extend the Term of the Lease for an additional five (5) year period. In the event the second option is exercised, the Term shall expire on November 30, 2011. Time shall be of the essence in the exercise of the option.

            (iii) The exercise of the options shall only be effective if, at the date each option is exercised, and on one day prior to commencement of each option period the Lease is in full force and effect, and Tenant is neither in default of the terms of the Lease after expiration of the applicable cure period, nor in arrears with any Annual Basic Rent or additional rent payment as set forth herein. In the event Tenant exercises its options to extend the Term of this Lease, the Term shall be deemed to include the extended period.

            Section 1.05 - Acknowledgment of Commencement. Upon the commencement of the Term, the parties, if requested by Landlord, shall execute and exchange a recordable instrument, specifying the commencement and expiration dates of the Term. Tenant shall not record this Lease or any memorandum of this Lease without the Landlord's express written consent which consent may be withheld for any or no reason.

                                    ARTICLE 2

                                 USE OF PREMISES

            Section 2.01 - Use. The Tenant shall use and occupy the Premises for the retail sale of furniture and home furnishings (but not floor coverings) and for no other purpose. Tenant shall limit all displays to the interior of the Premises. Tenant shall not sell beer, wine, liquor or food on the Premises. Tenant shall not permit the Premises to be used for food preparation or sale. Any use of the Premises in violation of this Article 2 shall be deemed to be a breach of a substantial obligation of this Lease. Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which will in any way violate any Certificate of Occupancy (if there is an existing Certificate of Occupancy) affecting the Premises, the zoning laws or make void or

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voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, and shall not use or occupy or permit the Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. If future laws or regulations prohibit Tenant use (as set forth above), Tenant shall have the right to terminate this lease on thirty (30) days written notice. Landlord represents that the Premises are zoned for the use set forth above. Landlord makes no representation as to the existence of a certificate of occupancy for the Premises.

                                    ARTICLE 3

                             RENT AND OTHER CHARGES

            Section 3.01 - Rent.

            A. (i) The initial Annual Basic Rent to be paid by Tenant to Landlord shall be seventy-two thousand ($72,000) dollars per year, payable in equal monthly installments. Commencing December 1, 1997 and on each subsequent December 1st of the Term (as extended pursuant to Tenant's exercise of its options to extend), the Annual Basic Rent shall increase by three percent (3%). Each annual increase shall be cumulative.

            Landlord shall waive the monthly installment of Annual Basic Rent ("Rent Concession") through February 28, 1997 or until Tenant "opens for business", whichever date occurs first ("Rent Commencement Date"). "Open for Business" shall mean the date customers are permitted on the Premises. Upon the signing of this Lease, Tenant shall tender payment of the monthly installment of Annual Basic Rent for the first month of the Term in which Annual Basic Rent is due.

            B. The monthly installment of Annual Basic Rent is due on the first day of each month of the Term. Said Annual Basic Rent, additional rent and all other payments due under this Lease shall be paid to the Landlord at its address hereinabove first specified, or, as the Landlord may otherwise direct in writing. Failure to pay Annual Basic Rent and/or additional rent within ten (10) days after the due date shall be deemed to be a breach of a substantial obligation of this Lease. In addition to any other remedies Landlord may have under this Lease, if Annual Basic Rent and/or additional rent are not paid within ten (10) days after the due date, a late charge of five (5 cents) cents for each dollar so overdue shall become immediately due to Landlord and shall be deemed to be additional rent.

            C. If Tenant shall submit any check to Landlord for payment of any obligation hereunder and said check is returned unpaid ("bounced" check), Tenant shall pay fifty ($50.00) dollars to Landlord for the bookkeeping charge incurred. In the event Tenant submits more than

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one "bounced" check during any consecutive sixty (60) month period of the Term,
Tenant shall be obligated to make all payments to Landlord by certified check or bank check. In such event, if tenant fails to submit a certified check or bank check to Landlord, it shall be deemed to be a substantial breach of the terms of this Lease. The fifty ($50.00) dollar bookkeeping charge is in addition to any other remedies Landlord may have pursuant to the terms of this Lease or at law.

            Section 3.02 - Additional Rent. All payments Tenant is required to make pursuant to this Lease, other than Annual Basic Rent payments (including but not limited to refurnishing of security or payment of additional security), shall constitute additional rent and, if Tenant defaults in any such payment so as to create an Event of Default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of rent.

            Section 3.03 - Persistent Defaults. If Tenant shall have defaulted in the performance of the same or a substantially similar covenant hereunder, other than a covenant for the payment of rent or additional rent, two (2) times during any consecutive sixty (60) month period and Landlord, in each case, shall have given a written notice of default in respect of each such default, then, regardless of whether Tenant shall have cured each such default within any applicable grace period, if Tenant shall again default in respect of the same or a substantially similar covenant hereunder after Landlord gave the second written notice of default, Landlord, at it option, and without further notice to Tenant or opportunity for Tenant to cure such default, may elect to cancel this Lease by serving a written fifteen (15) day notice of cancellation f this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such fifteen (15) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

                                    ARTICLE 4

                                 ADDITIONAL RENT

            Section 4.01. Tenant agrees to pay, or cause to be paid, its "Proportionate Share" (as hereinafter defined) of Real Estate Taxes, Insurance Costs and Common Area Maintenance charges (as hereinafter defined).

            (i) "Real Estate Tax(es)" shall mean the property taxes, sewer rents, and assessments imposed upon the building and the land, or upon the rent (excluding Landlord's income taxes due as a result of receipt of the rent, inheritance taxes, succession taxes, capital levy or transfer taxes of the Landlord), as such, payable by the Landlord and shall also


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                  include all assessments payable during the Term. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinabove provided), shall not be deemed a Real Estate Tax for the purposes hereof. Any expenses incurred by the Landlord to challenge the Real Estate Taxes or the assessed value of the Building shall be deemed to be Real Estate Taxes for purposes of this Article. Landlord will provide copies of the tax bills to the Tenant upon demand.

            (ii) Insurance Costs. Tenant shall pay to Landlord, as additional rent, Tenant's "Proportionate Share" of the Landlord's Insurance Costs. "Insurance Costs" shall mean casualty, fire, liability, and business interruption insurance for the Building. Landlord will provide copies of the insurance bills to the Tenant upon demand.

            (iii) Common Area Maintenance ("CAM"). Tenant shall pay to Landlord as additional rent, Tenant's "Proportionate Share" of the Landlord's common area maintenance costs which are reasonably incurred to operate, maintain and repair all of the common elements of the Building including maintenance and repair and/or replacement of the roof and parking lot. Notwithstanding the foregoing, during the first five (5) years of the Term CAM shall not include the cost to replace the roof. CAM shall also exclude structural repairs to the exterior and load-bearing walls, and the foundation. In the event any of the foregoing are damaged by Tenant or as a result of its negligence, Tenant shall be liable for the cost of such repairs and alterations.

            Section 4.02 - Proportionate Share. Tenant's Proportionate Share shall be equal to fifty (50%) percent.


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            Section 4.03 - Payment. On the Rent Commencement Date and thereafter on the first day of each month of the Term, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Landlord's reasonable estimate of Real Estate Taxes, Insurance Costs and CAM charges for the then current year. If the amount collected by the Landlord hereunder for such year shall be less than the actual amounts incurred for Real Estate Taxes, Insurance Costs and CAM charges, then upon ten (10) days notice, Tenant shall pay the additional amount due. In the event Tenant shall have overpaid the expenses, Landlord shall, at its option, refund the overpayment or apply such overpayment within thirty (30) days to Annual Basic Rent and additional rent coming due until such overpayment has been fully applied.

            A. Notwithstanding anything herein contained to the contrary, in the event the last period prior to termination of the Lease is less than twelve (12) months, the additional rent for that period shall be proportionately reduced to correspond to the duration of said final period.

            B. Landlord shall have the exclusive right but not the obligation to institute proceedings to reduce the amount of the Real Estate Taxes. Tenant may not, without Landlord's express written consent, bring any proceeding to reduce the Real Estate Taxes. Tenant will be reimbursed its Proportionate Share of any Real Estate Tax refund received by the Landlord. Such refund shall be net of Landlord's costs and expenses, including but not limited to legal fees.

                                    ARTICLE 5

                                 UTILITY EXPENSE

            Section 5.01 - Utility Expense. Tenant agrees to pay, or cause to be paid directly to the utility supplying the applicable service, all charges for gas, sewage, light, electricity, hot and cold water (if water is separately metered, otherwise Tenant shall pay fifty (50%) percent of the water charges for the Building), air-conditioning, heat, power, or service used, rendered or supplied upon or in connection with the Premises throughout the term of this Lease and any renewal thereof, and to indemnify the Landlord and save it harmless against any liability or damages on such account. The Tenant shall also, at its sole cost and expense, procure any and all necessary permits, licenses and other authorizations required for the lawful and proper installation and maintenance upon the Premises of Tenant's own wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the Premises. Tenant may at its own cost and expense, install its own water meter for the Premises.

                                    ARTICLE 6

                              INTENTIONALLY DELETED

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                                    ARTICLE 7

                             REPAIRS AND ALTERATIONS

            Section 7.01 - Structural Repairs. Except as set forth in this Lease and in the Exhibit attached hereto, Tenant shall make or cause to be made all interior and exterior repairs and alterations to the Premises and the adjacent sidewalk. Any repair or alteration requiring expenditure of ten thousand ($10,000.00) dollars or more shall require the consent of the Landlord, which consent shall not be unreasonably withheld. Landlord shall not be obligated to maintain the Premises.

            Section 7.02 - Violations. Tenant shall do whatever is necessary to remove any violations issued by any Federal, State or local governmental or quasi-governmental agencies or units, within a reasonable period of time. The aforesaid shall only apply to violations issued or which accrued during the Term on the Premises. Tenant's obligation to make said repairs and correct violations shall survive the termination of this Lease so long as the obligations accrued prior to the date of termination. Landlord shall be responsible for the removal of record of any violations affecting the Demised Premises which violations are of record as of the Commencement Date.

            Section 7.03 - Condition of Premises. At the date of termination of this Lease, the electrical, plumbing, heating, ventilation, air conditioning system (HVAC), shall be in working order. Tenant shall not be obligated to remove any alterations which had been previously approved by the Landlord. Landlord shall deliver the Demised Premises vacant and broom clean, with all prior installations removed except for any fixtures, equipment and improvements provided for in the Lease.

                                    ARTICLE 8

                ADDITIONAL OBLIGATIONS AND COVENANTS OF TENANT

            Section 8.01 - Affirmative Obligations. Tenant covenants and agrees, at its own cost and expense, at all times during the Term, except as stated in
Article 8 hereof to:

            A. Comply with Laws. Promptly comply with all laws, ordinances, rules and regulations of governmental authorities (including, but not limited to, environmental laws, zoning ordinances and building codes) affecting the Premises as they pertain to Tenant's use.

            B. Garbage and Extermination. Handle and dispose of all rubbish, garbage and waste from Tenant's operation in accordance with, all laws and ordinances, and reasonable regulations established by Landlord. Tenant shall not permit the accumulation (unless in concealed enclosed containers), or burning of any rubbish or garbage in, on or about any part

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of the Premises. Tenant shall sort and dispose its garbage in accordance with all applicable laws and regulations. All waste shall be removed from the Premises on a regular basis and disposed of with a licensed carter. Tenant shall have the Premises exterminated by a licensed exterminator on a regular basis to keep the Premises free of vermin.

            C. Maintain Premises. Maintain the Premises including, but not limited to, snow removal and removal of debris from the roof and the gutters of that portion of the roof directly above the Premises. Landlord shall be responsible for removal of snow from the parking lot (said costs shall be added to the CAM charges).

            D. Hazardous Materials. Tenant shall not store or maintain hazardous or toxic materials on the Premises.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

            Section 9.01 - No Liens. Tenant shall neither create nor permit to be created any lien or encumbrance affecting the Premises and shall discharge, promptly upon notice, any lien or encumbrance arising out of any act or omission of Tenant. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant, or for any materials furnished or to be furnished at the Premises for Tenant, and that no mechanic's or other lien for such work or materials shall attach to or affect the interest of Landlord in and to the premises. Any contractors or subcontractors who shall do work at the building on behalf of Tenant shall be insured in an amount of not less than five hundred thousand ($500,000.00) dollars and shall have adequate workers' compensation insurance with employer liability coverage and such workers shall be properly bonded and licensed. Tenant shall provide lien waivers prior to commencement of any work at the Premises.

                                   ARTICLE 10

                                    EASEMENT

            Section 10.01 - Easement. Upon request by the Landlord Tenant shall permit Landlord or its assignees to show the Premises to Landlord's lenders, prospective lenders, appraisers, prospective buyers or for reasonable business purposes, at times and dates reasonably convenient to Tenant to any person that Landlord deems appropriate. Such showings, visits or repairs shall be done upon reasonable notice to Tenant, and so far as practicable, in such manner as to avoid unreasonably interfering with or adversely affecting Tenant's use of the Premises. It is hereby agreed that the aforesaid easement does not grant Landlord dominion and control over the Premises therefore such easement shall not relieve Tenant of indemnifying Landlord from any and all liability for any injury which may be sustained by any person on the Premises.

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

Landlord shall during the final three (3) months of the Term be entitled to display, on the Premises in such manner as not unreasonably to interfere with the Tenant's business, the usual "For Sale" or "To Let" signs or such other signage indicating Landlord's proposed development plans for the Premises, and the Tenant agrees that such signs may remain unmolested upon the Premises.


                                   ARTICLE 11

            ADDITIONAL NEGATIVE OBLIGATIONS AND COVENANTS OF TENANT

            Section 11.01 - Additional Covenants. Tenant covenants and agrees that at all times during the Term it shall not at any time without first obtaining Landlord's prior written consent:

            A. Alterations. Make any alterations, improvements, and/or additions to the Premises or any part thereof in excess of ten thousand ($10,000.00) dollars without the prior written consent of the Landlord, which consent will not be unreasonably withheld or delayed.

            B. Not Change Exterior Architecture. Change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld. If Tenant changes the exterior of the Premises during the Term or any extension, Tenant must, unless notified by the Landlord to the contrary, return the exterior to its original state prior to vacating the Premises.

            C. Not Misuse Plumbing Facilities. Use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units, or otherwise.

            D. Not Damage the Premises. Perform any act or carry on any practice which may damage, mar or deface the Premises.

            E. Not Exceed Floor Loads. Place a load on any floor in the Premises, which is in excess of the floor load per square foot as established by standard engineering principles; or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of the weight.

            F. Not Exceed Electrical Load. Install, operate or maintain in the Premises, any electrical equipment which does not bear Underwriters' Laboratory ("UL") approval, or would overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation.


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

            G. Not Permit Odors, etc. Suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonable interfere therefor with the safety, comfort or convenience of the area surrounding the Premises, upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within ten
(10) days) remove or control the same.

            H. Not Interfere with Insurance; Compliance, Improper Use. Use or occupy the Premises or do not permit anything to be done thereon in any manner which shall prevent Landlord from obtaining at standard rates any insurance required or desired, or which would invalidate or increase the cost to Landlord of any existing insurance (unless Tenant pays such additional cost and the change does not endanger the Premises or the Building), or which might cause structural injury to the building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi-public authorities now existing or hereafter created having jurisdiction of the Premises.

                                   ARTICLE 12

                        INSURANCE, CASUALTY, CONDEMNATION

            Section 12.01. A. Tenant shall, at its own cost and expense, maintain comprehensive public liability (containing the so-called "occurrence clause") against claims for personal injury, death and property damage occurring in or about the Premises; such insurance shall afford minimum protection of two million ($2,000,000.00) dollars combined single limit for bodily injury and one million ($1,000,000.00) dollars for property damage liability in any one occurrence. Landlord shall be named as an additional named insured under this public liability insurance policy.

            B. Tenant shall reimburse Landlord for fifty (50%) percent of Landlord's cost of obtaining property, fire and casualty insurance (multi-peril casualty insurance and rental value insurance in an amount equal to a year's Annual Basic Rent) on the Premises to afford minimum protection to the Landlord in the amount of not less than one million ($1,000,000.00) dollars for any damage caused to the Premises, or one hundred (100%) percent of the "full replacement cost" of the Building and the fixtures. Landlord shall be named as the sole loss payee and insured of such policy. Tenant acknowledges that it shall have no right to any of the proceeds of said insurance and that Tenant has no insurance coverage under any policies obtained on behalf of the Landlord where Landlord is named as the sole loss payee. Tenant shall reimburse Landlord for said insurance within ten (10) days after Landlord bills Tenant for the cost of the

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insurance. The cost of obtaining the casualty insurance shall be deemed to be additional rent. Landlord may increase the amount of the insurance if, in Landlord's reasonable judgment, the full replacement cost of the Building increases. Landlord shall not increase the amount of the insurance during the first year of the Term.

            Section 12.02. All insurance required to be maintained by Tenant by this Article 12 shall be effective under policies issued by insurers licensed by the State of Pennsylvania. Such insurance may be effected by policies of blanket insurance, covering property other than the Premises, provided such coverage is not less than it would be under a separate policy. Tenant shall furnish Landlord with reasonable proof of compliance with the requirements of this Article.

            Section 12.03. All insurance maintained by Tenant pursuant to
Article 12 shall:

            A. Be provided by policies which may not be canceled or modified with respect to the Premises without at least thirty (30) days prior written notice by the insurer to Landlord;

            B. Provide that no act or omission of Landlord or Tenant shall affect the coverage afforded thereunder;

            C. With respect to liability policies to be maintained by Tenant pursuant to this Article, name Landlord as an additional insured party and, if obtainable (even if at additional cost to the Tenant), provide that the insurer waives all right of subrogation against Landlord for losses insured thereunder.

            D. Be provided by an insurer licensed to do business in the State of Pennsylvania.

            E. The multi-peril casualty insurance shall name the Landlord as sole loss payee.

            Section 12.04 - Landlord's Non-Liability, Tenant's Own Insurance.

            A. Tenant hereby waives all right of recovery which it might have against Landlord, Landlord's agents and employees, for loss or damage to Tenant's furniture, inventory, furnishings, fixtures, equipment, chattels and articles of personal property located on the Premises, notwithstanding that such loss or damage may result from the passive negligence or fault of Landlord. Tenant shall obtain insurance policies covering its furnishings, inventory, fixtures, equipment and articles of personal property (collectively, "Personal Property") in the Premises, and Tenant shall cause Landlord to be named as an additional insured party under such policies (without entitling Landlord to receive any loss proceeds thereof) and obtain the

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insurer's waiver of all rights of subrogation against Landlord with respect to losses insured under such policies. All policies obtained by the Tenant (including any liability or casualty policies), shall provide that the insurer waives all rights of subrogation against the Landlord for losses insured thereunder.

            B. Tenant shall advise Landlord promptly of the applicable provisions of such insurance policies and notify Landlord promptly of any cancellation or change therein. Tenant shall provide copies of original insurance policies to Landlord evidencing the insurance coverage required by this Article.

            Section 12.05. As a consideration for the making of this Lease, the Landlord shall not be liable for any failure of water supply, electric current, gas or any other utility, nor for injury or damage which may be sustained to any person or property by the Tenant or any other person caused by or resulting from steam, electricity, gas, water, rain, ice, or snow which may leak or flow from or into any part of said Building or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, the condition of said Premises or any part thereof, or from the street or subsurface, or from any other source or cause whatsoever, unless such damage or injury shall be caused by or be due to the negligence of the Landlord, the Landlord's agents, servants or employees. Tenant acknowledges that it will obtain appropriate insurance to cover any of the contingencies set forth above.

            Section 12.06 - Safety Compliance. Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction and any similar body if caused by Tenant's use. If Tenant installs any electrical equipment that overloads the lines of the Building, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of the Landlord and the Board of Fire Insurance Underwriters and any similar body and any governmental authority having jurisdiction thereof.

            Section 12.07 - Fire or Other Casualty. A. Annual Basic Rent and additional rent shall be apportioned for any month hereunder, in which the Premises are "substantially damaged". "Substantially damaged" shall mean that Tenant has ceased operating at the Premises as a result of the damage caused by the casualty. In the event the Premises shall be damaged or destroyed and the cost to repair the same shall amount to less than twenty (20%) percent of the cost of replacement thereof, Landlord shall repair and/or rebuild the Premises. The Annual Basic Rent and additional rent shall be apportioned until the repairs are substantially completed. Landlord shall commence rebuilding within one hundred eighty (180) days after the casualty.

            B. Notwithstanding anything to the contrary contained in the preceding Paragraph A of this Section or elsewhere in this Lease, Landlord may terminate this Lease on thirty (30) days notice to Tenant, given within sixty
(60) days after the Premises shall be
damaged or destroyed and the cost to repair the same shall amount to twenty (20%) percent or more of the cost of replacement thereof; the term "cost of replacement" shall be determined by the company or companies selected by Landlord insuring Landlord against the casualty in question. In the event Landlord does not elect to terminate this Lease, Landlord shall commence rebuilding the Premises within one hundred eighty (180) days after the casualty. Within sixty (60) days after the date of the casualty if Landlord does not terminate the Lease, Landlord shall notify the Tenant if it intends to rebuild and how long it is anticipated the rebuilding will take ("Rebuilding Notice"). In the event the anticipated date for substantial completion of the rebuilding shall be more than eighteen (18) months from the date of the casualty, the Tenant shall have the option, to be exercised within thirty (30) days after receipt of the Rebuilding Notice, to terminate the Lease. Notwithstanding anything to the contrary set forth herein, in the event the Premises are substantially damaged during the final twelve (12) months of the Term, Tenant may cancel the Lease upon thirty (30) days written notice to the Landlord.

            Section 12.08 - Condemnation.

            A. Total or Substantial Partial Condemnation. If the whole of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If a substantial part of the Premises shall be taken so as to substantially interfere with the operation of Tenant's business, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the rent shall, if and as necessary, be equitably adjusted.

            B. Disposition of Proceeds. All compensation awarded for the Building, land and/or structures, or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall preclude Tenant from asserting any claim against the municipality enforcing the condemnation.

                                   ARTICLE 13

            TENANT'S INDEMNIFICATION OF LANDLORD AGAINST LIABILITY

            Section 13.01. Tenant shall indemnify Landlord against all liability and expense (including reasonable architects' and attorneys' fees) incurred by Landlord by reason of:

            A. Any action commenced by Tenant (or by Landlord to cure an event of default as hereinafter defined) on or relating to the Premises, in which Landlord prevails;

            B. Any use, non-use or maintenance of the Premises;

            C. Any negligence of Tenant, or intentional acts by Tenant, its agents, invitees, congregates, contractors, officers or directors;

            D. Any injury or damage to any person or property occurring on or about the Premises (including the commencement of an action as a result of such damage or injury) or adjacent area and it is admitted by Tenant that Landlord has no liability for any such injury since Tenant has control of the Premises; or

            E. Any failure by Tenant to pay Annual Basic Rent, additional rent or to perform any of its obligations under the Lease.

                                   ARTICLE 14

        LANDLORD'S REMEDIES IN EVENT OF TENANT'S DEFAULT OR BANKRUPTCY

            Section 14.01 - Events of Default. Tenant shall be in default of this Lease if any one or more of the following events (referred to herein as "events of default") occurs:

            A. Tenant shall default in payment of any installment of Annual Basic Rent, additional rent or other sums required to be paid by Tenant under this Lease, and such default continues for ten (10) days after written notice of such default.

            B. In the observance or performance of any other covenant or provision of this Lease (other than non-payment of Annual Basic Rent, additional rent or other sums to be paid under this Lease) and such default continues for thirty (30) days after notice of such default from Landlord or such longer period if the default, cannot by its nature, be cured within such thirty (30) day period and Tenant has commenced curing the same within such thirty (30) day period and shall diligently and continuously prosecute the same to completion.

            C. Tenant shall make an assignment for the benefit of creditors or shall assign or sublet, except as permitted hereunder; or

            D. A voluntary petition is filed by Tenant under any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within sixty
(60) days.

            Section 14.02 - Termination of Lease. Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may, in the event of Tenant's material breach of this Lease and its failure to cure as set forth above, terminate the Lease, by written notice to Tenant setting forth the basis therefor and effective not less than ten (10) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the Premises to Landlord and Tenant shall have no further rights hereunder, but Tenant shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the Premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

            Section 14.03 - Landlord's Damages.

            A. If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages:

            (i) Sums equal to the Annual Basic Rent, impositions and additional rent, when the same would have been payable if not for such termination, less any net rents received by Landlord from any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any excess of such net rents over such sums). Brokerage fees and reasonable legal fees incurred by the Landlord in reletting the Premises and the costs of repairing or doing construction necessary to subdivide for any new tenant or tenants shall be deemed to be costs incurred in reletting.

            Section 14.04. Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provisions hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which Landlord is lawfully entitled.

            Section 14.05 - Nonexclusivity. No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions set forth in this Lease, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

            Section 14.06 - Landlord's Right to Perform Tenant's Covenants. If Tenant shall fail to maintain the Premises or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, and Tenant has not proceeded to diligently cure such failure to pay or perform after written notice by Landlord to Tenant stating such nonperformance, then Landlord, after fifteen (15) day written notice to Tenant, may perform for the account of Tenant any covenant in the performance of which Tenant is in default. Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease, including reasonable amounts of fees incurred in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the maximum lawful rate of interest then allowed by the State of Pennsylvania, but not more than fourteen (14%) percent per annum from the date any outstanding amount is due until paid by Tenant.

            Section 14.07 - No Waiver. The failure of the Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease of any of the rules or regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the Term hereby demised shall be deemed an acceptance of a surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

            Section 14.08 - Right of Re-Entry. In the event that the termination of this Lease is the result of any election exercised by Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this Lease, subject to the laws of the State of Pennsylvania. To the extent permitted by law, Tenant waives any right of re-entry to the Premises.

            Section 14.09 - Confession of Judgment. Upon the occurrence of an event of default (as defined above) by Tenant under the Lease, Tenant hereby empowers any prothonotary or any attorney of any court of record within the United States or elsewhere to appear for Tenant, without declaration filed, and confess judgment against Tenant in favor of Landlord, its successors or assigns, as of any Term, for any determined amount to which Landlord would be entitled as damages under any of the provisions of the Lease, as amended, including also an attorney's fee for collection of 5% of the total amount of such damages, together with costs of suit, and Tenant hereby waives all errors, defects and imperfections in entering said judgment or in any writ, process of proceeding thereon or thereto or in any way touching or concerning the same and for the confession and entry of such judgment, the Lease or a true and correct copy thereof shall be sufficient warrant and authority. The authority and power contained herein shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time and as often as there is an occurrence of any event, and furthermore such authority and power may be exercised during the Term or any renewal thereof, or after the expiration or earlier termination of the Term hereof. Tenant understands that following entry of such judgment, Landlord may levy execution or proceed in any lawful manner Landlord determines to enforce such judgment. Tenant, with full knowledge of such remedies, waives its rights to notice thereof, except as specifically provided in the Lease. Tenant acknowledges that the Lease grants Tenant adequate grace and notice periods and Tenant accepts such grace and notice provisions as satisfying all of Tenant's rights including but not limited to its constitutional rights.

            Upon the occurrence of an event of default by Tenant under the Lease, the expiration of the Term of the Lease or the earlier termination or surrender hereof as provided in the Lease, it shall be lawful for an attorney to appear as attorney for Tenant and to confess judgment for the recovery by Landlord in possession of the Premises, for which the Lease shall be its sufficient warrant, whereupon, if Landlord so desires, a writ of possession or other appropriate writ under the Rules of Civil Procedure then in effect may issue forthwith without any prior writ or proceedings and Tenant, with full knowledge of such remedies, waives its rights to notice thereof, except as specifically provided in the Lease. Tenant acknowledges that the Lease grants to Tenant adequate grace and notice periods and Tenant accepts such grace and notice provisions as satisfying all of Tenant's rights including but not limited to its constitutional rights; provided, however, if for any reason after such action shall have been commenced, the same shall be determined that the possession of the Premises hereby demised remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of the Lease under any of the terms of the Lease to bring one or more further action or actions as hereinbefore set forth to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as hereinabove provided.

            In any action for money or possession by confession, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment, and, if a true copy of the Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in said proceedings and all liability thereof. Under the Acts of Assembly and Rules of Civil Procedure, either at the end of the term or earlier termination of the Lease, Tenant, acknowledging the adequacy of the grace and notice provisions contained herein, specifically waives any rights to notice required by the Landlord and Tenant Act of 1951, as amended, and agreed that five days notice shall be sufficient in any such case.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

            Section 15.01. Tenant may not sublet or assign this Lease without the express written consent of the Landlord which consent will not be unreasonably withheld. If Tenant wants the Landlord to consider a sublet or assignment request, it must comply with the following terms and conditions:

            A. Tenant must give the Landlord not less than thirty (30) days written notice of the proposed sublet or assignment.

            B. The Tenant must not be in violation of any terms of this Lease as of the date of the request for the sublet or assignment and as of the date the assignment or sublet is to commence.

            C. Tenant must send a copy of the proposed sublease or assignment documents to the Landlord with the notice of intention to sublet or assign together with financial information and bank references about the proposed assignee or sublessee.

            D. The proposed sublease or assignment must contain the explicit provision that the Tenant agrees to remain fully liable for all terms and conditions of the Lease (as a principal and not as a surety) until the Lease expires or until the sublessee or assignee vacates the Premises, whichever event occurs later.

            E. Tenant tenders a certified check in the amount of seven hundred fifty ($750) dollars payable to Landlord for its fees in connection with reviewing the sublet request or assignment request. Said fee is non-refundable.

            F. Tenant delivers two (2) months of Annual Basic Rent (as of the date the assignment or sublet is to commence) as rental security if the proposed assignee or sublessee is not a publicly traded company. Said payment is to be made with the request for an assignment or sublet. In the event the assignment or sublet request is denied, this payment shall be returned to the Tenant.

            Section 15.02. Landlord shall, within thirty (30) days after receipt of the above information, notify Tenant whether it consents to the sublet or assignment. If Landlord does not notify Tenant within thirty (30) days, consent shall be deemed granted. In the event Landlord requests additional information concerning the proposed sublessee or assignee, the thirty (30) day period shall run from the date of the Landlord's request for additional information.

            Section 15.03. Landlord may in the case of a proposed assignment, but specifically excluding any sublease or assignment under Section 15.04, at its option, by notice given within thirty (30) days after receipt of Tenant's notice given pursuant to Section 15.01A above and Landlord's receipt of the documents and information required by Section 15.01C above, terminate this Lease as of the date which shall not be earlier than sixty (60) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease; or in the case of a proposed subleasing of all or any portion of the Premises, but specifically excluding any sublease or assignment under Section 15.03, Landlord elects, at its option, by notice given within fifteen (15) days after receipt of Tenant's notice given pursuant to
Section 15.01A above and Landlord's receipt of the documents and information required by Section 15.01C above, either to terminate this Lease in its entirety or as to such portion of the Premises proposed to be sublet, as the case may be, as of a date which shall not be earlier than the date the sublease was to commence. If Landlord elects to terminate this Lease in its entirety as aforesaid upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease. If Landlord elects to terminate this Lease only as to such portion of the Premises proposed to be sublet, upon the termination date, as set forth in Landlord's notice, all of Landlord's and Tenant's obligations as to the portion of the Premises so terminated relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and provided, further, that this Lease shall remain in full force and effect as to the remainder of the Premises, except that from and after the termination date, the Annual Basic Rent and additional rent shall be equitably reduced based on the remaining floor area. Notwithstanding anything to the contrary set forth above, if Landlord elects to terminate this Lease, Tenant may withdraw its assignment or sublet request by written notice thereof given to Landlord within fifteen (15) days of Tenant's receipt of Landlord's election to terminate and thereupon such termination shall be without force and effect.

            In the case of any assignment or subleasing as to which Landlord may consent, such consent shall be upon the express and further condition, covenant and agreement, that Landlord shall be entitled to fifty (50%) percent of the excess, if any, of (x) all revenue received by Tenant in connection with any assignment or subleasing (y) less monthly amortization (in accordance with GAAP) of Tenant's reasonable cost to prepare the Premises for use by the subtenant or assignee), (z) over the Annual Basic Rent, and additional rent provided in this Lease after Tenant has recaptured its unamortized costs incurred in improving the Premises and its brokerage fees and reasonable legal fees incurred in the sublet or assignment. Any payments due Landlord as aforesaid shall be made within ten (10) days of receipt of same by Tenant.

            Landlord shall not be deemed to be unreasonably withholding its consent to such proposed assignment or subleasing if in Landlord's reasonable opinion: (a) the proposed assignee or subtenant is not of a character consistent with the operation of the Building or does not have a good reputation; or (b) the assignee or subtenant intends to use the Premises (or parts thereof) for purposes other than the purpose the Premises may be used as stated in Section
2.01 or uses Hazardous Material; or (c) the proposed assignee or Subtenant does not possess adequate financial capabilities to perform the tenant or subtenant obligations (whichever is applicable) as or when due or required; or (d) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase unreimbursed operating expenses for the Building beyond that which Landlord would incur for Tenant; (ii) be likely to unreasonably increase the burden on Building systems or equipment over the burden prior to such proposed subletting or assignment; or
(iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises; or (e) there shall be existing an Event of Default (defined in Section 14.01) at any time on or after the date the request to sublet or assign is made; or (f) have a business which competes with or will materially detract from the business of other tenants in the Building.

            If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant at any time and from time to time, collect Annual Basic Rent and additional rent and all the charges from the assignee, sublessee or occupant and apply the net amount collected to such sums reserved herein; provided, however, no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of this Article 15 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the further performance by Tenant or covenants on the part of the Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

            The consent by Landlord to an assignment or subletting under any of the provisions of this Article 15 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

            Section 15.04. Notwithstanding anything to the contrary set forth above or in this Lease, Tenant shall have the right to sublet, assign or otherwise transfer its interest in this Lease to any parent or wholly owned operating subsidiary of Tenant, or wholly owned subsidiary of Tenant's parent, or to an entity with which Tenant, its parent or subsidiary may merge or consolidate, or to an entity which is purchasing all of the Tenant's or its parent's assets, upon sixty (60) days notice to the Landlord. However, notwithstanding such assignment, transfer or subletting, Tenant shall remain primarily and fully liable for all of its obligations under this Lease. In the event of any subletting or assignment pursuant to this Section 15.04, the assignee or sublessee shall be required to use the Premises for the use set forth in Article 2.

            Section 15.05. In the event Landlord denies the assignment or sublet request, Tenant's sole remedy shall be to get a declaratory judgment permitting the assignment or sublet. It is agreed by and between the parties that in the event permission to assign or sublet is denied, Tenant shall not be entitled to monetary damages or to an abatement of Annual Basic Rent or additional rent even if Tenant obtains a declaratory judgment compelling the Landlord to consent to the assignment or sublet request.

                                   ARTICLE 16

              SUBORDINATION OF LEASE TO MORTGAGES ON THE PREMISES

            Section 16.01 - Subordination. The Lease shall be subject and subordinate to any mortgage on the Premises ("Mortgage") and any renewal, replacement, extension or consolidation thereof, provided Landlord makes a good faith effort to obtain a commercially reasonable non-disturbance agreement from any such mortgage holder. In the event any mortgagee requests Tenant to execute a subordination agreement in conjunction with or which contains a commercially reasonable non-disturbance provision, Tenant shall execute such document within fifteen (15) business days after it is presented to the Tenant. Landlord represents that as of the Commencement Date there is no mortgage encumbering the Premises.

            Section 16.02 - Attornment Agreement. This Article shall be self-operative but Tenant shall promptly, upon Landlord's request, execute and deliver proper instruments subordinating the Lease to the Mortgage, agreeing to attorn to the Mortgagee (at the Mortgagee's request) in the event the Mortgagee, by foreclosure or otherwise, terminates Landlord's interest in the Premises and agreeing further to notify the Mortgagee of any default by Landlord hereunder and afford the Mortgagee reasonable opportunity to remedy such default should it wish to do so.

                                   ARTICLE 17

                           EXONERATION OF INDIVIDUALS

            Section 17.01 - Exoneration. If the Landlord or any successor in interest shall be an individual, joint venture, tenancy in common, firm or partnership, general or limited, there shall be no personal liability on such individual or on any member of such joint venture, tenancy in common, firm or partnership or on such joint venture, tenancy in common, firm or partnership in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the Premises for satisfaction of the remedies of the Tenant in the event of a breach by the Landlord of any of the covenants or conditions of this Lease and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies in the event of a breach or violation by

Landlord of any of the terms of this Lease or any other liability which the Landlord might have to the Tenant.

                                   ARTICLE 18

                                     NOTICES

            Section 18.01 - Notices. All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the Landlord to the Tenant shall be sent by United States Certified Mail, (return receipt requested is optional), postage prepaid, addressed to the Tenant at 91 Michigan Avenue, Patterson, New Jersey or at such other place as the Tenant may from time to time designate in a written notice to the Landlord. All notices, demands and requests by the Tenant to the Landlord shall be sent by United States Certified Mail, postage prepaid, return receipt requested, addressed to the Landlord at the address shown on the first page of this Lease or at such other place as the Landlord may from time to time designate in a written notice to the Tenant. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder two (2) days after such notice, demand or request shall be mailed. Notices on behalf of the Landlord may be signed by Gary A. Kreinik as attorney, with the same force and effect as if signed by the Landlord. The time requirements for notices required by this Lease shall be the longer of the time set forth in this Lease or the time required by law.

                                   ARTICLE 19

                                   ACCEPTANCE

            Section 19.01 - Acceptance. Except as specifically set forth in this Lease, neither the Landlord nor its agents have made any representations with respect to the Building, the land upon which it is erected except as expressly set forth herein and no rights, easements, or licenses are acquired by the Tenant by this Lease. The taking of possession of the leased property by the Tenant shall be conclusive evidence that the Tenant will have accepted the same "as is" at the time of the commencement of the Term. In no event shall the Landlord be liable for any defect, latent or otherwise, in such property or for any limitation on its use. The Landlord represents that the Premises are zoned for Tenant's use as defined in Article 2.

                                   ARTICLE 20

                   QUIET ENJOYMENT - CONVEYANCE BY LANDLORD

            Section 20.01 - Quiet Enjoyment. Tenant, upon paying the rent and all additional rent and other charges herein provided for and performing all covenants and conditions of this

Lease, on its part to be performed, shall quietly have and enjoy the Premises during the term, without hindrance or molestation by Landlord or any other person claiming through Landlord.

            Section 20.02 - Conveyance by Landlord. If Landlord shall convey the Premises, all liabilities and obligations on the part of Landlord under this Lease accruing subsequent to such transfer shall terminate upon such conveyance and thereafter all such liabilities and obligations shall be the liabilities and obligations of such transferee and shall be binding upon such transferee of the Premises.

                                   ARTICLE 21

                              ESTOPPEL CERTIFICATE

            Section 21.01 - Estoppel Certificate. Within ten (10) days after the request therefrom by Landlord, or if on a sale, assignment or hypothecation by Landlord of its interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant and Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying if such can be the case that this Lease is in full force and effect, the date of Tenant's most recent payment of rent, and that there are no defenses or offsets outstanding, or stating those claimed by Tenant. Tenant's failure to deliver said statements shall be conclusive upon Tenant that (1) this Lease is in full force and effect without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction, and
(3) that no more than one (1) month's rent has been paid in advance.

                                   ARTICLE 22

                              NO ABATEMENT OF RENT

            Section 22.01 - No Abatement of Rent. Except as otherwise specifically provided in this Lease, there shall be no abatement, diminution or deduction of rent charges or other compensation due to the Landlord by the Tenant or any person claiming under it, under any circumstances including but not limited to the complete or partial destruction of the Building or any inconveniences, discomfort, interruption of business or otherwise caused by a taking or destruction of the Premises except as otherwise specifically provided herein.

                                   ARTICLE 23

                                    SURRENDER

            Section 23.01. On the last day or sooner termination of the Lease, Tenant shall quit and surrender the Premises broom-clean, in good condition and repair, exclusive of all alterations, additions and improvements which may have been made in, on, or to the Premises (including, but not limited to, replacement of any walls which were removed and removal of any partitions or walls installed), movable furniture or unattached movable trade fixtures normal wear and tear excepted. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay if Tenant is notified in writing that such delay will give rise to liability. Tenant's obligations under this section shall survive the expiration or sooner termination of the Term. In the event Tenant remains in possession of the Premises after the expiration of the Term created hereunder, and without the execution of a new lease, Tenant, shall be deemed to be holding over and the rate of use and occupation shall be equal to two (2x) times the monthly payment of Annual Basic Rent payable for the last month of the Term or any renewal thereof plus the additional rent as calculated on a month by month basis.

            Section 23.02. Any property left at the Premises by the Tenant at the expiration of the Term or, when Tenant abandons the Premises, shall be deemed abandoned. Landlord may sell or dispose of said property in any manner it deems appropriate. Any costs of disposal incurred by Landlord shall be paid by Tenant. This obligation shall survive termination of the Lease.

                                   ARTICLE 24

                                  MISCELLANEOUS

            Section 24.01. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

            Section 24.02 - Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Pennsylvania and shall be deemed to have been created by both parties.

            Section 24.03 - Broker. Tenant warrants and represents that it has dealt with no realtors, brokers or agents in connection with the negotiation of this Lease and the renting of the Premises other than Julius Feinblum and Mike Ullian ("Broker"). Landlord shall be responsible for paying the Broker. Should any claims be made for brokerage commissions through or on account of dealings of Tenant or its agents or representatives with anyone other than Broker, Tenant shall indemnify, defend and hold Landlord harmless against any liability in connection therewith.

            Section 24.04 - Jury Trial. Anything herein contained to the contrary notwithstanding, the Tenant agrees and does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Premises. This waiver of trial by jury is subject to the laws of the State of Pennsylvania. If such waiver is illegal or void, then and in that event this paragraph shall have no force and effect and shall be deemed deleted from this Lease.

            Section 24.05 - Counterclaim, Etc. Anything herein contained to the contrary notwithstanding, in any action or summary proceeding brought for the collection of any of the rent or additional rent provided for herein or for the non-payment thereof to the Landlord, or for any proceeding or action wherein Tenant has violated the terms of this Lease, the Tenant hereby waives and agrees not to introduce any non-compulsory counterclaims which the Tenant now has or hereafter may have. The Tenant, however, shall have the right to litigate any such claim in a separate independent action. Moreover, Tenant shall not assert as an affirmative defense, in any summary proceedings commenced by the Landlord, any claim which is based on Landlord's alleged negligence. Subject to the terms of this Lease, Tenant may assert any negligence claims against Landlord in a plenary action brought against Landlord.

            Section 24.06 - Savings Clause. It is the desire and intent of the parties that the provisions of this Lease shall be enforced to the fullest extent permitted by law. Accordingly, the invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of any other provision of this Lease, which shall remain in full force and effect, nor shall the invalidity or unenforceability of any portion of any provision of this Lease affect the validity or enforceability of the balance of such provisions.

            24.07 - Signage. Tenant may install such signage on the exterior of the Premises as is permitted by law. Any such signs shall be installed in accordance with all applicable laws, rules and regulations and such signage must not interfere with access or visibility of the other tenant's display windows or entrance and shall not be placed on the other tenant's portion of the Building. Tenant may, to the extent available and as permitted by law, install its sign on any existing pylon sign at the Building or install a sign on the parapet wall. Any such use of the pylon sign or sign on the parapet wall must not interfere with the other tenant's use of the pylon sign or interfere with the other Tenant's use of the Building. Landlord makes no representation that any signage may be placed at the Premises or on the pylon. At Landlord's request, given at any time up to thirty (30) days after expiration of the Term, Tenant shall remove, at its own cost and expense, any signage which it installed at the Premises.

            24.08 - Condition of the Premises. At the commencement of the Term the Premises shall be delivered free of hazardous and toxic materials including, but not limited to, asbestos. The electrical, plumbing and HVAC systems shall be in working order and the roof shall be free of leaks. Moreover, Landlord shall perform the work set forth on Exhibit "A" attached hereto. The work shall be completed on or before December 31, 1996. Landlord represents that to his actual knowledge there are no violations of record filed against the Premises. The HVAC unit at the premises serves only the Premises and no other tenant at the Building.

            24.09 - Exclusivity. Landlord will not lease a portion of the Building to a business whose primary business is the sale of laminated youth and adult bedroom sets. Notwithstanding the following, Landlord may Lease a portion of the Building to a furniture store or mattress/bed store so long as their primary business is not the sale of youth and adult bedroom sets. Landlord will not lease the Premises to a business whose primary business is the sale of X-rated adult videos.

            IN WITNESS WHEREOF the Landlord and Tenant have caused these presents to be signed by their duly authorized agent on the day and year first above written.

WITNESS:                               PITROCK REALTY CORP., Landlord



/s/ Gary A. Kreinik                    By: /s/ Norman P. Rappaport
-------------------                        -----------------------
                                           Norman P. Rappaport, President

WITNESS:                               ROOM PLUS, INC.



/s/ Mary M. Martin                     By: /s/ Marc Zucker
------------------                         ---------------
                                           Marc Zucker, Chairman


                  Corporation Resolution to be provided by Tenant together with appropriate acknowledgment page.

                                   EXHIBIT "A"

                                 Landlord's Work


Landlord shall perform the following work at the Premises:

1.    Fix all damaged glass.

2.    Repair any window frames (mullions to be cleaned).

3.    Replace existing floor saddles.

4. Demolish small backroom at Premises, or, at Tenant's option, Tenant may demolish the back room and it shall be entitled to a credit against Annual Basic Rent in an amount of the cost of demolition or $750.00, whichever amount is less.

5.    Soffits repaired.

6.    Fascia material repaired.

7. Exterior lighting on facade of soffit to be repaired (Tenant to repair, Landlord to reimburse Tenant up to $350).